Exhibit 99.01

Investor Contact:	Press Contact:
Paul Mansky	Katherine Lane
Sr. Director Corporate Development & Investor Relations	Sr. Director Corporate & Marketing Communications
+1 714 885-2888	+1 714 885-3828
paul.mansky@emulex.com	katherine.lane@emulex.com

EMULEX ANNOUNCES THIRD QUARTER RESULTS

COSTA MESA, Calif., April 30, 2014 ─ Emulex Corporation (NYSE:ELX), a leader in network connectivity, monitoring and management, today announced earnings results for the third quarter of fiscal 2014, which ended on March 30, 2014.

Third Quarter Financial Highlights

•	Total net revenues of $109.7 million

•	Network Connectivity Products (NCP) net revenues of $77.9 million, representing 71% of total net revenues

•	Network Visibility Products (NVP), net revenues of $7.1 million, representing 6% of total net revenues

•	Storage Connectivity and Other Products (SCOP), net revenues of $24.8 million, representing 23% of total net revenues

•	Non-GAAP gross margins of 66% and GAAP gross margins of 58%

•
Non-GAAP diluted earnings per share of $0.15 and GAAP loss per share of $0.09, which includes a $0.06 cent per share impact related to the accrual of the settlement of the patent litigation with Broadcom

•	Cash, cash equivalents and investments at the end of the quarter of $209.3 million

•	Weighted share count of 82.3 million shares in the March quarter compared to 92.2 million in the comparable quarter of last year

FY’14 Q3 Earnings Results
April 30, 2014

Third Quarter Business Highlights

•	Signed a dismissal agreement relating to the Broadcom patent lawsuit, cancelling the re-trial

•	Delivered 10Gb Ethernet (10GbE)-based Converged Network Adapters for Dell PowerEdge rack, blade and tower platforms, designed for virtualized, enterprise and cloud data centers

•	Announced 10 and 40GbE Adapters for Open Compute Project (OCP)-based global cloud hardware platforms

•
Introduced Endace Fusion™ Connector for Cisco Sourcefire Defense Center, enabling seamless click-through workflow between the security event and the packets on the EndaceProbe Intelligent Network Recorders (INRs)

•
Announced next generation, high performance PCI Express (PCIe) 3.0 EndaceDAG™ Data Capture Card portfolio, which provides extended features and capabilities that provide reliable, accurate timestamping for high-bandwidth enterprise network monitoring

•	Joined the OpenPOWER Foundation, which seeks to create an open ecosystem, using the IBM POWER architecture, to help spur innovation for enterprise and Web-scale data centers

“Our team did a nice job of protecting profit in 3Q despite a softer demand environment among our OEMs and lack of predictability from NVP.  We remain squarely focused on capturing the growth opportunity inherent to traffic visibility. Within connectivity, we are not immune to near-term disruptions associated with strategic developments at our major customers and we have taken steps to position us to better weather this period of transition in the market,” commented Jeff Benck, president and CEO, Emulex.

“Looking forward, we are pleased to have reached a dismissal agreement with Broadcom, effectively ending the current litigation process between the two companies.  During the quarter, we experienced strong sequential 10GbE revenue growth, contrary to typical seasonality.  Our ability to now participate in the full market, combined with a robust set of OEM design wins based on our next generation Ethernet products, positions Emulex well for the upcoming server refresh cycle. Coupled with ongoing execution of our operational transformation, we intend to ensure Emulex remains positioned for long term, profitable growth,” Benck concluded.

FY’14 Q3 Earnings Results
April 30, 2014

Business Outlook

Although actual results may vary depending on a variety of factors, many of which are outside the Company’s control, including uncertainty related to the macro IT spending environment, and the timing of new server and storage launches by our customers, Emulex is providing guidance for its fourth fiscal quarter ending June 29, 2014. For the fourth quarter of fiscal 2014, Emulex is forecasting total net revenues in the range of $94 - $100 million. The Company expects non-GAAP earnings per diluted share of breakeven to $0.05 in the fourth quarter. GAAP estimates for the fourth quarter reflect approximately $0.21 per diluted share in expected charges arising primarily from amortization of intangibles, stock-based compensation, the royalties, mitigation expenses and license fees associated with the Broadcom patent litigation, accretion of debt discount on convertible senior notes, site closure and related restructuring costs and Internal Revenue Service Notice of Proposed Adjustment (IRS NOPA), as well as the associated tax effects and the impact of our U.S. GAAP tax valuation allowance. A reconciliation between GAAP and non-GAAP results are included in the accompanying financial data.

FY’14 Q3 Earnings Results
April 30, 2014

EMULEX CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Operations (unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 30,	March 31,	March 30,	March 31,
	2014	2013	2014	2013
Net revenues	$109,730	$116,786	$347,558	$358,198

Cost of sales:
Cost of goods sold	37,864	41,464	119,664	130,087
Amortization of core and developed technology intangible assets	6,240	5,478	18,639	15,775
Patent litigation damages, license fees and royalties	1,978	1,426	5,833	3,376
Cost of sales	46,082	48,368	144,136	149,238
Gross profit	63,648	68,418	203,422	208,960

Operating expenses:
Engineering and development	37,119	43,661	119,550	122,244
Selling and marketing	18,349	17,179	57,290	45,685
General and administrative	12,413	9,526	32,449	29,021
Amortization of other intangible assets	1,584	1,488	4,791	4,376
Total operating expenses	69,465	71,854	214,080	201,326

Operating (loss) income	(5,817)	(3,436)	(10,658)	7,634

Non-operating loss:
Interest income	5	15	25	23
Interest expense	(2,356)	(7)	(3,506)	(11)
Other income (expense), net	(135)	(4,481)	(118)	(4,844)
Total non-operating loss	(2,486)	(4,473)	(3,599)	(4,832)

(Loss) income before income taxes	(8,303)	(7,909)	(14,257)	2,802

Income tax provision (benefit)	(1,104)	(1,065)	610	3,406

Net loss	$(7,199)	$(6,844)	$(14,867)	$(604)

Net loss per share:
Basic	$(0.09)	$(0.08)	$(0.17)	$(0.01)
Diluted	$(0.09)	$(0.08)	$(0.17)	$(0.01)

Number of shares used in per share computations:
Basic	80,883	90,590	86,403	90,000
Diluted	80,883	90,590	86,403	90,000

FY’14 Q3 Earnings Results
April 30, 2014

EMULEX CORPORATION AND SUBSIDIARIES Condensed Consolidated Balance Sheets (unaudited, in thousands)

	March 30,	June 30,
	2014	2013
Assets

Current assets:
Cash and cash equivalents	$209,303	$105,637
Accounts receivable, net	71,073	82,363
Inventories	25,721	23,897
Prepaid income taxes	4,131	10,166
Prepaid expenses and other current assets	19,328	14,113
Deferred income taxes	3,137	3,137
Total current assets	332,693	239,313

Property and equipment, net	60,736	62,415
Goodwill and intangible assets, net	364,387	387,817
Other assets	22,165	21,164
	$779,981	$710,709

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$25,497	$27,725
Accrued and other current liabilities	47,149	43,861
Total current liabilities	72,646	71,586

Convertible senior notes	145,062	—
Other liabilities	5,434	4,924
Deferred income taxes	17,048	17,048
Accrued taxes	29,526	29,526
Total liabilities	269,716	123,084

Total stockholders’ equity	510,265	587,625
	$779,981	$710,709

FY’14 Q3 Earnings Results
April 30, 2014

EMULEX CORPORATION AND SUBSIDIARIES Condensed Consolidated Statement of Cash Flows (unaudited, in thousands)

	Nine Months Ended
	March 30,	March 31,
	2014	2013

Cash flows from operations:
Net (loss) income	$(14,867)	$(604)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	37,805	33,324
Stock based compensation	12,226	16,267
Deferred income taxes	—	(958)
Other reconciling items	2,610	70
Changes in assets and liabilities	13,455	(55,495)
Net cash provided by (used in) operating activities	51,229	(7,396)

Cash flows from investing activities:
Investment in property and equipment, net	(13,063)	(10,322)
Acquisitions, net of cash acquired	—	(107,709)
Maturities of (proceeds from) investments, net	—	28,441
Net cash provided by (used in) investing activities	(13,063)	(89,590)

Cash flows from financing activities:
Issuance of convertible senior notes	175,000	—
Repurchase of common stock	(103,039)	—
Non-controlling interest	—	(11,876)
Other	(6,756)	(1,275)
Net cash provided by (used in) financing activities	65,205	(13,151)

Effect of exchange rates on cash and cash equivalents	295	160

Net increase (decrease) in cash & cash equivalents	103,666	(109,977)
Opening cash balance	105,637	201,048
Ending cash balance	$209,303	$91,071

FY’14 Q3 Earnings Results
April 30, 2014

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information

Historical Net Revenue by Product Lines:

Network Connectivity Products (NCP) primarily consist of Fibre Channel LightPluse® and Ethernet OneConnect® standup HBAs, mezzanine cards, I/O ASICs, ULOMs, and UCNAs to provide server Input/Output (I/O) and target storage array connectivity to enable servers to reliably and efficiently connect to Local Area Networks, Storage Area Networks and Network Attached Storage by offloading data communication processing tasks from the servers as information is delivered and sent to the network.

Network Visibility Products (NVP) consists entirely of the recently acquired Endace® family of network visibility and intelligent network recording products, which consists of EndaceProbe™ Intelligent Network Recorder appliances, the EndaceVision™ browser-based network traffic search engine, EndaceAccess™ network visibility headend systems and Data Acquisition and Generation (DAG) network capture cards, providing organizations with complete network performance management at speeds up to 100Gb Ethernet.

Storage Connectivity and Other Products (SCOP) includes Emulex InSpeed®, switch-on-a-chip (SOC) and backend connectivity, bridge, and router products, Pilot™ Integrated Baseboard Management Controllers (iBMCs), certain legacy products and other products and services. Many of these products are deployed inside storage arrays, tape libraries, and other storage appliances, connecting storage controllers to storage capacity, delivering improved performance, reliability, and connectivity.

($000s)	Q3 FY 2014 Revenues	Q2 FY 2014 Revenues	Q1 FY 2014 Revenues	Q4 FY 2013 Revenues	Q3 FY 2013 Revenues	% Change Q3 vs Q3

Network Connectivity Products	$77,905	$87,205	$77,980	$82,943	$85,166	(9)%
Storage Connectivity and Other Products	24,767	26,143	26,755	29,115	26,747	(7)%
Emulex Connectivity Division	$102,672	$113,348	$104,735	$112,058	$111,913	(8)%
Network Visibility Products	7,058	9,648	10,097	8,311	4,873	45%
Total net revenues	$109,730	$122,996	$114,832	$120,369	$116,786	(6)%

	% Total Revenues	% Total Revenues	% Total Revenues	% Total Revenues	% Total Revenues

Network Connectivity Products	71%	71%	68%	69%	73%
Storage Connectivity and Other Products	23%	21%	23%	24%	23%
Emulex Connectivity Division	94%	92%	91%	93%	96%
Network Visibility Products	6%	8%	9%	7%	4%
Total net revenues	100%	100%	100%	100%	100%

FY’14 Q3 Earnings Results
April 30, 2014

Historical Net Revenues by Channel and Territory:

($000s)	Q3 FY 2014 Revenues	% Total Revenues	Q3 FY 2013 Revenues	% Total Revenues	% Change

Revenues from OEM customers	$91,516	83%	$100,975	86%	(9)%
Revenues from distribution	15,478	14%	13,985	12%	11%
Other	2,736	3%	1,826	2%	50%
Total net revenues	$109,730	100%	$116,786	100%	(6)%

Asia-Pacific	$64,749	59%	$65,285	56%	(1)%
United States	28,962	26%	29,713	26%	(3)%
Europe, Middle East and Africa	15,498	14%	19,088	16%	(19)%
Rest of world	521	1%	2,700	2%	(81)%
Total net revenues	$109,730	100%	$116,786	100%	(6)%

Summary of Stock-Based Compensation:

	Three Months Ended		Nine Months Ended
	March 30,	March 31,	March 30,	March 31,
($000s)	2014	2013	2014	2013

Cost of sales	$233	$248	$469	$744
Engineering and development	1,243	2,606	4,279	7,518
Selling and marketing	962	890	3,038	2,576
General and administrative	1,472	1,594	4,440	5,429
Total stock-based compensation	$3,910	$5,338	$12,226	$16,267

Summary of Site Closure and Related Restructuring Costs:

	Three Months Ended		Nine Months Ended
	March 30,	March 31,	March 30,	March 31,
($000s)	2014	2013	2014	2013

Cost of sales	$2	$—	$279	$—
Engineering and development	230	—	5,489	—
Selling and marketing	90	—	758	—
General and administrative	94	—	1,340	—
Total site closure and related restructuring costs	$416	$—	$7,866	$—

FY’14 Q3 Earnings Results
April 30, 2014

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin:

	Three Months Ended		Nine Months Ended
	March 30,	March 31,	March 30,	March 31,
	2014	2013	2014	2013

GAAP gross margin	58.0%	58.6%	58.5%	58.3%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.2%	0.2%	0.1%	0.2%
Amortization of intangibles	5.7%	4.7%	5.4%	4.4%
Severance and associated costs	0.0%	—	0.0%	—
Site closure and related restructuring costs	0.0%	—	0.1%	—
Patent litigation damages, license fees and royalties	1.8%	1.2%	1.7%	0.9%
Expenses related to the acquisition of Endace	—	0.4%	—	0.2%
Non-GAAP gross margin	65.7%	65.1%	65.8%	64.0%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses:

	Three Months Ended		Nine Months Ended
	March 30,	March 31,	March 30,	March 31,
($000s)	2014	2013	2014	2013

GAAP operating expenses, as presented above	$69,465	$71,854	$214,080	$201,326

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Stock-based compensation	(3,677)	(5,090)	(11,757)	(15,523)
Amortization of other intangibles	(1,584)	(1,488)	(4,791)	(4,376)
Severance and associated costs	(443)	—	(363)	—
Site closure and related restructuring costs	(414)	—	(7,587)	—
Dismissal Agreement and mitigation expenses related to the Broadcom patents	(5,104)	(3,026)	(8,553)	(4,490)
Expenses related to the acquisition of Endace	31	(963)	(342)	(3,023)
IRS NOPA	(172)	—	(172)	—
Impact on operating expenses	(11,363)	(10,567)	(33,565)	(27,412)
Non-GAAP operating expenses	$58,102	$61,287	$180,515	$173,914

FY’14 Q3 Earnings Results
April 30, 2014

Reconciliation of GAAP Operating (Loss) Income to Non-GAAP Operating Income:

	Three Months Ended		Nine Months Ended
($000s)	March 30,	March 31,	March 30,	March 31,
	2014	2013	2014	2013

GAAP operating (loss) income as presented above	$(5,817)	$(3,436)	$(10,658)	$7,634

Items excluded from GAAP operating income (loss) to calculate non-GAAP operating income:
Stock-based compensation	3,910	5,338	12,226	16,267
Amortization of intangibles	7,824	6,966	23,430	20,151
Severance and associated costs	466	—	386	—
Site closure and related restructuring costs	416	—	7,866	—
Patent litigation damages, license fees and royalties	1,978	1,426	5,833	3,376
Dismissal Agreement and mitigation expenses related to the Broadcom patents	5,104	3,026	8,553	4,490
Expenses related to the acquisition of Endace	(31)	1,472	342	3,532
IRS NOPA	172	—	172	—
Impact on operating (loss) income	19,839	18,228	58,808	47,816
Non-GAAP operating income	$14,022	$14,792	$48,150	$55,450

Reconciliation of GAAP Net Loss to Non-GAAP Net Income:

	Three Months Ended		Nine Months Ended
($000s)	March 30,	March 31,	March 30,	March 31,
	2014	2013	2014	2013
GAAP net loss as presented above	$(7,199)	$(6,844)	$(14,867)	$(604)

Items excluded from GAAP net loss to calculate non-GAAP net income:
Stock-based compensation	3,910	5,338	12,226	16,267
Amortization of intangibles	7,824	6,966	23,430	20,151
Severance and associated costs	466	—	386	—
Site closure and related restructuring costs	416	—	7,866	—
Patent litigation damages, license fees and royalties	1,978	1,426	5,833	3,376
Dismissal Agreement and mitigation expenses related to the Broadcom patents	5,104	3,026	8,553	4,490
Expenses related to the acquisition of Endace	(31)	6,164	342	8,224
IRS NOPA	172	—	172	—
Accretion of debt discount on convertible senior notes	1,562	—	2,327	—
Tax impact of above items and U.S. GAAP tax valuation allowance	(2,107)	2,109	(3,438)	1,027
Impact on GAAP net loss	19,294	25,029	57,697	53,535
Non-GAAP net income	$12,095	$18,185	$42,830	$52,931

FY’14 Q3 Earnings Results
April 30, 2014

Reconciliation of GAAP Diluted Loss Per Share to Non-GAAP Diluted Earnings Per Share:

	Three Months Ended		Nine Months Ended
(shares in 000s)	March 30,	March 31,	March 30,	March 31,
	2014	2013	2014	2013

GAAP diluted loss per share as presented above	$(0.09)	$(0.08)	$(0.17)	$(0.01)

Items excluded from GAAP loss per share to calculate diluted non-GAAP earnings per share, net of tax effect:
Stock-based compensation	0.05	0.06	0.14	0.18
Amortization of intangibles	0.10	0.08	0.27	0.22
Severance and associated costs	0.01	—	0.00	—
Site closure and related restructuring costs	0.01	—	0.09	—
Patent litigation damages, license fees and royalties	0.02	0.02	0.07	0.04
Dismissal Agreement and mitigation expenses related to the Broadcom patents	0.06	0.03	0.10	0.05
Expenses related to the acquisition of Endace	(0.00)	0.07	0.00	0.09
IRS NOPA	0.00	—	—	—
Accretion of debt discount on convertible senior notes	0.02	—	0.03	—
Tax impact of above items and U.S. GAAP tax valuation allowance	(0.03)	0.02	(0.04)	0.01
Impact on GAAP loss per share	0.24	0.28	0.66	0.59
Non-GAAP diluted earnings per share	$0.15	$0.20	$0.49	$0.58

Diluted shares used in non-GAAP per share computations	82,270	92,240	88,142	91,894

FY’14 Q3 Earnings Results
April 30, 2014

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for Three Months Ending June 29, 2014

Non-GAAP diluted earnings per share guidance

Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted earnings (loss) per share guidance:	$0.00 - $0.05
Stock-based compensation	(0.05)
Amortization of intangibles	(0.10)
Patent litigation damages, license fees, royalties and mitigation expenses	(0.03)
Accretion of debt discount on convertible senior notes	(0.02)
Site closure and related restructuring costs	(0.00)
IRS NOPA	(0.01)
Tax impact of above items and U.S. GAAP tax valuation allowance	0.00

GAAP earnings (loss) per diluted share guidance	($0.16 - $0.21)

FY’14 Q3 Earnings Results
April 30, 2014

Note Regarding Non-GAAP Financial Information

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we have included the following non-GAAP financial measures in this press release or in the webcast to discuss our financial results for the third fiscal quarter which may be accessed via our website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP diluted earnings per share. These non-GAAP financial measures exclude certain expenses and reflect an additional way of viewing aspects of our operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our results of operations and the factors and trends affecting our business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We use our non-GAAP financial measures internally to better understand and evaluate our business, prepare annual budgets, and in measuring performance for some forms of compensation.

Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Stock-based compensation. Although stock-based compensation represents an important part of incentive compensation offered to our key employees, we believe that exclusion of the impact of stock-based compensation assists management and investors in evaluating the period over period performance of our business operations and in comparing our performance with those of our competitors. Stock-based compensation expense will recur in future periods.

Amortization of intangibles. Amortization of intangibles generally represents costs incurred by an acquired company or other third party to build value prior to our acquisition of the intangible assets. As such, it is effectively part of the transaction costs of the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Amortization of intangibles will recur in future periods.

Severance and associated costs. We have incurred severance and certain related costs in connection with the change in employment status of certain employees, including terminations resulting from elimination of certain positions. We believe that the exclusion of such severance and related costs from the relevant non-GAAP financial measures enables management and investors to more effectively evaluate historical performance and projected costs. While severance and associated costs are generally infrequent in nature, we may incur severance or associated costs in response to changing economic conditions or in connection with acquisitions.

Site closure and related restructuring costs. We have recognized expenses related to an organizational restructure including closure and consolidation of certain facilities, as well as severance and related costs. We believe that exclusion of these expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature.

Patent litigation damages, license fees and royalties. We have incurred expenses in the form of damages, sunset period royalties and settlement costs as a result of a judgment in a patent litigation proceeding with Broadcom and the related partial settlement and worldwide license agreement executed on July 3, 2012 (the Release Agreement). We believe that exclusion of charges related to the Broadcom patent damages, sunset period royalties and Release Agreement are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors, as this amount relates to a judgment in litigation and does not reflect a continuing cost of operating our core business.  In this regard, we note that expenses of this type are generally unrelated to our core business and/or infrequent in nature but will continue in future periods until affected products are phased out.

Dismissal Agreement and mitigation expenses related to the Broadcom patents. Effective March 30, 2014, we have entered into a Dismissal and Standstill Agreement (Dismissal Agreement) agreeing to pay Broadcom, a non-

FY’14 Q3 Earnings Results
April 30, 2014

refundable, non-cancelable dismissal and standstill fee of $5 million. We have recognized mitigation expenses related to the Broadcom patents. We believe that exclusion of these Dismissal Agreement, redesign, requalification and appeal expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature.

Expenses related to the acquisition of Endace Limited. We have incurred various expenses during the acquisition process including but not limited to legal fees, accounting fees, the mark-up on acquired inventory, severance costs and realized translation loss. We believe that exclusion of these charges are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors, as these expenditures do not reflect a continuing cost of operating our current core business. In this regard, we note that expenses of this type relate to the acquisition of an operating business and, as such, are infrequent in nature.

IRS NOPA. We have incurred various expenses related to an Internal Revenue Service Notice of Proposed Adjustment (NOPA). We disagree with the IRS' proposed adjustments and the basis for its positions, and will administratively appeal to the IRS Appeals Office. We believe that exclusion of these expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature but will continue in future periods until these open matters are resolved.

Accretion of debt discount on convertible senior notes. We have accreted debt discount in connection with the convertible senior notes. We believe that exclusion of this expense is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are generally unrelated to our core business but will continue in future periods until maturity of the convertible senior notes.

Valuation allowance for U.S. federal and state deferred tax assets. The Company has concluded that it is more likely than not that we will be unable to fully utilize the majority of our U.S. federal and state deferred tax assets. As a result, the Company has previously recorded a valuation allowance against those assets to the extent that they cannot be realized through net operating loss carrybacks to prior tax years.  We believe that eliminating the impact of a discrete adjustment of this nature and its continuing impact on our effective tax rate is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors.  In this regard, we note that adjustments of this type are generally infrequent in nature.

- - - - - - - - -

"Safe Harbor'' Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the possibility that all or a substantial portion of the cost savings targeted by us will not be realized on a timely basis or at all even though we expect to incur charges relating to the cost saving initiative and that the share repurchases implemented by us may not be completed in whole or in part or within the expected timeframe. The assumptions on which the cost savings, share repurchase and capital return goals and expectations are based necessarily involve judgments with respect to, among other things, economic, competitive and financial market conditions and the impact of the cost savings initiative on our customers, all of which are difficult or impossible to predict and many of which are beyond the Company’s control. Furthermore, our proposed changes to the membership of our board of directors may not have the desired effect in helping us achieve and implement our business and strategic goals. These factors also include the possibility that we may not realize the anticipated benefits from the acquisition of Endace Limited on a timely basis or at all, and may be unable to integrate the technology, operations and personnel of Endace into our existing operations in a timely and efficient manner. In addition, intellectual property claims, with or without merit, could result in costly litigation, cause product shipment delays, require us to indemnify customers, or require us to enter into royalty or licensing agreements, which may or may not be available. Furthermore, we have in the past

FY’14 Q3 Earnings Results
April 30, 2014

obtained, and may be required in the future to obtain, licenses of technology owned by other parties. We cannot be certain that the necessary licenses will be available or that they will be obtainable on commercially reasonable terms. If we were to fail to obtain such royalty or licensing agreements in a timely manner and on reasonable terms, our business, results of operations and financial condition could be materially adversely affected. Lawsuits present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, loss of patent rights, monetary damages, injunctions against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, incremental costs associated with product or component redesigns, liabilities to customers under reimbursement agreements or contractual indemnification provisions, and diversion of management’s attention from other business matters. In addition, the fact that the economy generally, and the network connectivity and visibility market segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. Continued weakness in domestic and worldwide macro-economic conditions, related disruptions in world credit and equity markets, and the resulting economic uncertainty for our customers, as well as the overall network connectivity and visibility markets, has and could continue to adversely affect our revenues and results of operations. As a result of these uncertainties, we are unable to predict our future results with any accuracy. Other factors affecting these forward-looking statements include but are not limited to the following: faster than anticipated declines in the storage networking market, slower than expected growth of the converged networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers, or the failure of such customers to make timely payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our products or our OEM customers’ new or enhanced products; costs associated with entry into new areas of the network connectivity and visibility markets; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; any inadequacy of our intellectual property protection and the costs of actual or potential third-party claims of infringement and any related indemnity obligations or adverse judgments; the effect of any actual or potential unsolicited offers to acquire us; proxy contests or the activities of activist investors; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effects of acquisitions; the effects of terrorist activities, natural disasters, and any resulting disruption in our supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; the effect of rapid migration of customers towards newer, lower cost product platforms; transitions from board or box level to application specific integrated circuit (ASIC) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; our ability to attract and retain key technical personnel; our ability to benefit from our research and development activities as well as government grants related thereto; our dependence on international sales and internationally produced products; changes in accounting standards; and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”

About Emulex

Emulex, a leader in network connectivity, monitoring and management, provides hardware and software solutions for global networks that support enterprise, cloud, government and telecommunications. Emulex’s products enable unrivaled end-to-end application visibility, optimization and acceleration. The Company's I/O connectivity offerings, including its line of ultra high-performance Ethernet and Fibre Channel-based connectivity products, have been designed into server and storage solutions from leading OEMs, including Cisco, Dell, EMC, Fujitsu, Hitachi, HP, Huawei, IBM, NetApp and Oracle, and can be found in the data centers of nearly all of the Fortune 1000. Emulex’s monitoring and management solutions, including its portfolio of network visibility and recording products, provide organizations with complete network performance management at speeds up to 100Gb Ethernet. Emulex is headquartered in Costa Mesa, Calif., and has offices and research facilities in North America, Asia and Europe. For more information about Emulex (NYSE:ELX) please visit http://www.Emulex.com.

FY’14 Q3 Earnings Results
April 30, 2014

--------------------

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.